Exhibit 23


                     INDEPENDENT AUDITORS' REPORT ON FINANCIAL
                         STATEMENT SCHEDULE AND CONSENT



The Board of Directors
The Rival Company:


The audits referred to in our report dated August 4, 1997 included the related financial statement schedule for each of the years in the three-year period ended June 30, 1997, included in the 1997 annual report on Form 10-K. This financial statement schedule is the responsibility of The Rival Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statement (No. 33-69392) on Form S-8 of The Rival Company of the above report and our report dated August 4, 1997 relating to the consolidated balance sheets of The Rival Company and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report is incorporated by reference in the June 30, 1997 annual report on Form 10-K of The Rival Company.






Kansas City, Missouri                  /s/ KPMG Peat Marwick, LLP
                                       --------------------------
September 2, 1997                          KPMG Peat Marwick, LLP